EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Lynda Ramsey, Vice President, Treasurer

503.992.4531

lynda.ramsey@merix.com

Merix Corporation Closes $60 Million Convertible Debt Financing

FOREST GROVE, OR, May 16, 2006—Merix Corporation (NASDAQ: MERX) today announced the closing of its previously disclosed private offering of $60 million principal amount of 4% Convertible Senior Subordinated Notes due 2013 to a limited number of qualified institutional buyers pursuant to Rule 144A.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.